Exhibit 10.10 (h)














                      CREDIT AGREEMENT

                           Between

                American Woodmark Corporation

                             and

           Wells Fargo Bank, National Association

Dated: March 23, 1999
                    $2,500,000 Term Loan

                      TABLE 0F CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is for convenience of reference.

ARTICLE I DEFINITIONS                                           1
     Section 1.1 Definitions.                                   1

ARTICLE II THE LOAN                                             5
     Section 2.1 Loan                                           5
     Section 2.2 Repayment of Note                              5
     Section 2.3 Interest                                       5
     Section 2.4 Prepayment                                     6
     Section 2.5 Use of Proceeds                                6
     Section 2.6 Computations                                   7
     Section 2.7 Payments                                       7

ARTICLE III CHANGE IN CIRCUMSTANCES                             7
     Section 3.1 Increased Cost and Reduced Return              7
     Section 3.2 Limitation on Eurodollar Rates                 8
     Section 3.3 Illegality                                     8
     Section 3.4 Compensation                                   9
     Section 3.5 Taxes                                          9

ARTICLE IV CONDITIONS                                           10
     Section 4.1 Conditions Precedent                           10

ARTICLE V REPRESENTATIONS AND WARRANTIES                        10
     Section 5.1 Existence                                      10
     Section 5.2 Financial Statements                           10
     Section 5.3 Authorization; No Breach                       11
     Section 5.4 Litigation                                     11
     Section 5.5 Enforceability                                 11
     Section 5.6 Approvals                                      11
     Section 5.7 Disclosure                                     11
     Section 5.8 Year 2000                                      11

ARTICLE VI COVENANTS                                            12
     Section 6.1 Information                                    12
     Section 6.2 Obligations                                    13
     Section 6.3 Financial                                      13
     Section 6.4 Liens                                          13
     Section 6.5 Investments                                    14
     Section 6.6 Dividends                                      15
     Section 6.7 Consolidation and Merger                       15

ARTICLE VII DEFAULT                                             15
     Section 7.1 Events of Default                              15

     Section 7.2 Remedies                                       17

ARTICLE VIII MISCELLANEOUS                                      17
     Section 8.1 Expenses                                       17
     Section 8.2 Indemnification                                17
     Section 8.3 Right of Set-off                               18
     Section 8.4 No Waiver, Cumulative Remedies                 18
     Section 8.5 Successors and Assigns                         18
     Section 8.6 Amendment                                      18
     Section 8.7 Notices                                        19
     Section 8.8 Counterparts                                   19
     Section 8.9 Severability                                   19
     Section 8.10 Controlling Agreement                         19
     Section 8.11 Survival                                      19
     Section 8.12 Governing Law                                 19
     Section 8.13 Consent to Jurisdiction                       20
     Section 8.14 WAIVER OF JURY TRIAL                          20
     Section 8.15 Entire Agreement                              20

                      CREDIT AGREEMENT

          This Agreement is entered into as of the 23rd day of March, 1999 by and between American Woodmark Corporation, a Virginia corporation (the "Borrower"), and Wells Fargo Bank, National Association, a national banking association (the "Bank").

          The parties hereby agree as follows:

                          ARTICLE I
                         DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

          "Applicable Margin" means an amount determined pursuant to Section 2.3(c) that is added to other amounts to determine the interest rates applicable hereunder.

           "Adjusted Eurodollar Rate" means, for any Interest
                Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the sum of (i) the quotient obtained by dividing (A) the Eurodollar Rate for such Interest Period for an amount approximately equivalent to the then-outstanding principal balance of the Note, by (B) 1 minus the Reserve Requirement for such principal balance for such Interest Period, and (ii) the Applicable Margin.

          "Base Rate" means the rate of interest publicly announced from time to time by the Bank as its "prime" or "base" rate or, if the Bank ceases to announce a rate so designated, any similar successor rate designated by the Bank.

          "Business Day" means any day except a Saturday, Sunday, or other day on which banks in Minnesota or California are authorized by law to close.

          "Change of Control" means, with respect to any corporation, either (i) the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than William Brandt of beneficial ownership (as defined in Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the then-outstanding voting capital stock of such corporation; (ii) a change in the composition of the board of directors of such corporation or any corporate parent of such corporation such that continuing directors cease to constitute more than 50% of such board of directors; or (iii) the cessation of public trading of the stock of such corporation. As used in this definition, "continuing directors" means, as of any date, (i) those members of the board of directors of the applicable corporation who assumed office prior to such date, and (ii) those members of the board of directors of the applicable corporation who assumed office after such date and whose appointment or nomination for election by that corporation's shareholders was approved by a vote of at least 50% of the directors of such corporation in office immediately prior to such appointment or nomination.

          "Compliance Certificate" means a certificate in the form of Exhibit B hereto or in such other form as the Bank and the Borrower may agree, executed by the chief financial officer of the Borrower, stating (i) that any financial statements delivered therewith have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the Financial Statements, subject (if applicable) to year-end adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and
     (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the covenants set forth in Section 6.3.

          "Consolidated Funded Debt" means all indebtedness for borrowed money, all indebtedness which has been incurred in connection with the acquisition of assets, and all capital lease obligations, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Leverage Ratio" means, as of any date, the ratio of Consolidated Funded Debt on that date to EBITDA as of that date, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Total Capitalization" means the sum of Consolidated Funded Debt plus total stockholders' equity for the Borrower and its Subsidiaries in accordance with GAAP.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          "Default" means an Event of Default or the occurrence of an event or condition that with notice or lapse of time or both would become an Event of Default.

          "Dollars" and "$" mean lawful money of the United
     States of America.

           "EBITDA" means, as of any date, pre-tax net income during the one-year period ending on that date, excluding extraordinary and non-cash items, together with all interest expense, depreciation and amortization recognized with respect to that period and deducted in determining net income, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Eurodollar Business Day" means a Business  Day  on
     which   commercial  banks  in  London   are   open   for
     international business (including dealings in Dollar deposits in the London interbank market).

          "Eurodollar Rate" means, for any Interest period, the rate (rounded up to the nearest 1/8 of 1%) determined by the Bank to be the average rate at which U.S. dollar deposits are offered to the Bank by major banks in the London interbank market for funds to be made available on the first day of any Interest Period in an amount approximately equal to the then-outstanding principal balance of the Note and maturing on or about the end of such Interest Period. The applicable Eurodollar Rate for each Interest Period shall be determined by the Bank between the opening of business and 12:00 noon (Minneapolis time) on the second Eurodollar Business Day prior to the beginning of such Interest Period. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

          "Event of Default" has the meaning specified in
     Section 7.1.

          "Federal Funds Rate" means, for any day the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Bank.

          "Financial   Statements"   means   the    financial
     statements of the Borrower and the Subsidiaries most recently furnished to the Bank prior to the date of this Agreement.

          "Floating Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one percent (1.00%), and (b) the Base Rate for such day. Any change in the Floating Rate due to a change in the Base Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Base Rate or Federal Funds Rate.

          "GAAP"    means   generally   accepted   accounting
     principles  applied  on  a  basis  consistent  with  the
     accounting   practices  reflected   in   the   Financial
     Statements.

          "Governmental Authority" means any nation or government, any state or political subdivision thereof, any central bank (or similar monetary or regulatory authority), and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Interest Period" means (i) the Period commencing on the date on which the Loan is made and ending on the first Quarterly Date after the date hereof; and (ii) each subsequent period commencing on a Quarterly Date and ending on the next succeeding Quarterly Date.

          "Loan" means the advance to be made by the Bank to the Borrower pursuant to Section 2.1.

           "Loan  Documents" means this Agreement, the  Note,
                and all other documents, instruments, and agreements executed or delivered pursuant to or in connection with this Agreement, as the same may be amended, modified, renewed, extended, or supplemented.

          "Loan Party" means the Borrower or any Person that guaranties or secures any or all of the Borrower's obligations under the Loan Documents.

           "Material Adverse Effect" means a material adverse
                effect on (a) the properties, prospects, business, operations, financial condition, liabilities, or capitalization of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to pay and perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Bank thereunder.

          "Note" means the Borrower's promissory note in the form of Exhibit A hereto, together with all amendments, modifications and restatements thereof and any note or notes issued in substitution therefor or replacement thereof.

          "Person" means any individual, corporation, company, joint venture, association, partnership, trust, unincorporated organization, Governmental Authority, or other entity.

               "Quarterly Date" means the last day of each March, June, September, and December of each year, the first of which shall be the first such day after the date of this Agreement; provided, however, that if such day falls on a day that is not a Eurodollar Business Day, then the applicable Quarterly Date shall be the Eurodollar Business Day immediately preceding such day.

          "Regulation D" means Regulation D of the  Board  of
     Governors of the Federal Reserve System, as in effect from time to time.

           "Reserve  Requirement"  means, at  any  time,  the
     maximum rate at which reserves (including any marginal,
     special, supplemental; or emergency      reserves) are
     required to be maintained under  regulations issued from
     time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the  Federal Reserve System in New York  City with  deposits
     exceeding one billion  Dollars      against "Eurocurrency
     liabilities'' (as  such     term  is  used  in  Regulation
     D). Without limiting the .effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to

             (i)  any category of  liabilities which includes
                deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include loans bearing interest at a rate based on the Eurodollar Rate. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "Subsidiary" means, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by the Borrower.


                         ARTICLE II
                          THE LOAN

          Section 2.1 Loan. On or about the date hereof, the Bank shall make a single advance to the Borrower in the principal amount of $2,500,000. The proceeds of such advance shall be used by the Borrower (i) first, to repay the Borrower's promissory notes dated December 28, 1992 and April 29, 1997, payable to the order of Norwest Bank Minnesota, National Association ("Norwest") in the original principal amounts of $1,292,629.74 and $350,000, respectively (the "Norwest Notes"), and (ii) second, for the Borrower's general corporate purposes. The Bank will make such advance by remitting to Norwest an amount equal to the principal balance of and interest on the Norwest Notes, and by depositing the remainder of such advance in an account of the Borrower (designated by the Borrower) maintained with Norwest or the Bank, or as otherwise directed by the Borrower. The Borrower's obligation to repay such advance shall be evidenced by the Note. The Note shall bear interest on the unpaid principal amount thereof from the date of such advance until paid as set forth in Section 2.3.

          Section 2.2 Repayment of Note. The principal balance of the Note shall be due and payable in 20 equal quarterly installments of $125,000 each, due and payable on the last day of each March, June, September and December, commencing June 30, 1999.

          Section 2.3 Interest.

           (a) Generally. Except as set forth in Sections 3.2 and 3.3, the Note shall bear interest from and including the date on which the Loan is made to but excluding the date the Note is paid in full, at a rate that shall at all times be equal to the Adjusted Eurodollar Rate.

          (b) Default Rate. From and after the occurrence of any Default and continuing thereafter until such Default has been remedied to the written satisfaction of the Bank, the outstanding principal balance of the Note shall bear interest, until paid in full, at an annual rate equal to the sum of (i) the interest rate otherwise in effect with respect thereto, and (ii) 200 basis points (2.00%) (the "Default Rate"). Calculation of interest at the Default Rate shall not be deemed a waiver or excuse of any such Default.

          (c) Applicable Margin. The Applicable Margin through and including the first adjustment occurring as specified below shall be eight tenths of one percent (0.80%). The Applicable Margin shall be adjusted each fiscal quarter of the Borrower on the basis of the Consolidated Leverage Ratio of the Borrower as at the end of the previous fiscal quarter, in accordance with the following table:

          Consolidated Leverage Ratio                Applicable Margins
          ---------------------------                ------------------
          2.00 to 1 or more                                1.20%
          1.00 to 1 or more, but less than 2.00 to 1       1.00%
          Less than 1.00 to 1                              0.80%

     Reductions and increases in the Applicable Margin will be made quarterly within five calendar days following receipt of the Borrower's financial statements and Compliance Certificates required under Section 6.1. Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or Compliance Certificates when required under Section 6.l, the Bank may, by notice to the Borrower, increase the Applicable Margin to the highest rate set forth above until such time as the Bank has received all such financial statements and Compliance Certificates, and (ii) no reduction in the Applicable Margins will be made if a Default or an Event of Default has occurred and is continuing at the time that such reduction would otherwise be made.

          (d) Payment of Interest. Accrued interest on the Note shall be due and payable on each Quarterly Date;
     provided that interest payable at the Default Rate shall be payable from time to time on demand.

          Section 2.4 Prepayment. The Borrower may prepay the
Note in full (but not in part) on any Quarterly Date without premium or penalty, provided that (i) such prepayment shall be made only upon three Business Days' notice to the Bank, and (ii) such prepayment shall be accompanied by all accrued interest thereon.

          Section 2.5 Use of Proceeds. The proceeds of the Loan shall be used by the Borrower for working capital in the ordinary course of business. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, U, T, or X of the Board of Governors of the Federal Reserve System.

          Section 2.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          Section 2.7 Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Bank at such office as the Bank may designate in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable and as the case may be. The Borrower agrees that the amount shown on the books and records of the Bank as being the principal balance of and interest on the Note shall be conclusive absent demonstrable error.


                         ARTICLE III
                   CHANGE IN CIRCUMSTANCES

          Section 3.1 Increased Cost and Reduced Return.

          (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental
     Authority:

               (i)       shall subject the Bank to any tax,
          duty, or other charge with respect to the Note, or change the basis of taxation of any amounts payable to the Bank under this Agreement or the Note (other than taxes imposed on the overall net income of the
          Bank);

               (ii) shall impose or modify, any reserve, special deposit, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Bank; or

               (iii) shall impose on the Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or the Note or any of such extensions of credit or liabilities or commitments;

           and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce, any sum received or receivable by the Bank under this Agreement or the Note, then the Borrower shall pay to the Bank on demand such amount or amounts as will compensate the Bank for such increased cost or reduction.

               (b)  If the Bank shall have determined that
 the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of the Bank or any corporation controlling the Bank as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time upon demand the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

          (c)  A certificate of the Bank claiming
     compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

          Section 3.2 Limitation on Eurodollar Rates. If at any time:

          (a) the Bank determines (which determination shall be conclusive) that be reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

          (b) the Bank determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of funding or maintaining the Note;

then the Bank may, at its option, give the Borrower prompt notice thereof, and, at the option of the Bank, so long as such condition remains in effect, the Note shall bear interest at the Floating Rate.

          Section 3.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful of the Bank to make, maintain, or fund the Note while collecting interest thereon based on the Adjusted Eurodollar Rate, then the Bank may, at its option, give the Borrower prompt notice thereof, and, at the option of the Bank, so long as such condition remains in effect, the Note shall bear interest at the Floating Rate.

          Section 3.4 Compensation. Upon the request of the Bank, the Borrower shall pay to the Bank such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) any conversion of the interest rate applicable on the Note to the Floating Rate for any reason (including, without limitation, a conversion required by the Bank pursuant to Section 7.2) on a date other than the last day of an Interest Period; or

          (b)  any failure by the Borrower for any reason
     (including, without limitation, the failure of any conditions precedent specified in Article IV to be satisfied) to borrow or maintain the Note as contemplated hereunder.

Without limiting the effect of the preceding sentence, such compensation shall include any loss, cost, or expense incurred in obtaining, liquidating, or employing deposits from third parties (including loss of margin).

          Section 3.5 Taxes.

          (a) Any and all payments by the Borrower to or for the account of the Bank hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Documents to the Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
     (iv) the Borrower shall furnish to the Bank, at its address referred to in Section 8.7, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from, the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").


                         ARTICLE IV
                         CONDITIONS

          Section 4.1 Conditions Precedent. The obligation of the Bank to make the Loan is subject to the satisfaction of the following conditions:

          (a) Receipt by the Bank of the duly executed Note and such other Loan Documents as the Bank may reasonably request.

          (b) Receipt by the Bank of all documents that the Bank may request relating to the existence of the Loan Parties, the authorization for and the validity of the Loan Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Bank.

          (c) Receipt by the Bank of current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any Subsidiary, and (ii) no financing statements have been filed and remain in effect, against the Borrower or any Subsidiary except financing statements perfecting only liens permitted under Section 6.4.

          (d)   The  fact that, immediately before and  after
     the  Loan,  no  Default  shall  have  occurred  and   be
     continuing.

           (e) The fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of the Loan.

               (f) Payment by the Borrower to the Bank of an upfront fee in the amount of $10,000.


                          ARTICLE V
               REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank that:

          Section 5.1 Existence. The Borrower and each Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; and (b) has the requisite power and authority with legal right to own its assets and carry on its business as now being or as proposed to be conducted. The Borrower has the power, authority, and legal right to execute, deliver, and perform its obligations under the Loan Documents.

          Section 5.2 Financial Statements. The Financial Statements are complete and correct, have been prepared in accordance with generally accepted accounting principles, and fairly and accurately present the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Since the effective date of the Financial Statements, no event or condition has occurred that could have a Materials Adverse Effect.

          Section 5.3 Authorization; No Breach. The execution, delivery, and performance by the Borrower of the Loan Documents to which it is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws, or other organizational documents of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument.

          Section 5.4 Litigation. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could, if adversely determined, have a Material Adverse Effect.

          Section 5.5 Enforceability. This Agreement constitutes, and the other Loan Documents when executed and delivered by the Borrower shall constitute, the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by applicable Debtor Relief Laws and general principles of equity.

          Section 5.6 Approval. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of any of the Loan Documents to which it is a party or for the validity or enforceability thereof.

          Section 5.7 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Bank in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

          Section 5.8 Year 2000. The Borrower has (i) initiated a review and assessment of all areas within its and each of the Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of the Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its and the Subsidiaries' customers and vendors) that are material to its or any of the Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year
2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.



                         ARTICLE VI
                          COVENANTS

          The Borrower agrees that, so 1ong as the Note remains unpaid:

          Section 6.1. Information. The Borrower shall deliver to the Bank:

           (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles and certified with an unqualified opinion by independent public accountants of nationally recognized standing.

          (b) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles.

          (c) Concurrent with the delivery of any financial statements under paragraph (a) or (b), a Compliance
     Certificate, duly executed by the chief financial officer of the Borrower.

          (d) Within three (3) days after any officer of the Borrower obtains knowledge of any Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and any action that the Borrower is taking or proposes to take with respect thereto.

          (e) From time to time such additional information regarding the financial condition or business of the Borrower and the Subsidiaries as the Bank may reasonably request.

          Section 6.2 Obligations. The Borrower shall, and shall cause each of the Subsidiaries to:

          (a) Preserve and maintain all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business.

          (b) Comply with the requirements of all applicable laws, rules, regulations, and orders of Governmental
     Authorities.

            (c)      Pay  and  discharge when due all  taxes,
                assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

          (d) Maintain all of its properties owned or used in its business in good working order and condition ordinary wear and tear excepted.

          (e) Permit representatives of the Bank, during normal business hours, to examine, copy, and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, directors, and accountants.

          (f) Maintain insurance in such amounts, with such deductibles, and against such risks as is customary for similarly situated businesses.

          Section 6.3 Financial.  The Borrower shall:

           (a)      Maintain a ratio of Consolidated Funded
 Debt to Consolidated Total Capitalization of no more than .40.

           (b) Maintain its Consolidated Leverage Ratio at not more than 3.00 to 1.

          Section 6.4 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any mortgage, lease, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of its assets, whether now owned or hereafter acquired, except:

           (a) Liens on any property of the Borrower or any Subsidiary (other than those described elsewhere in this Section) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.4 hereto.

           (b) Liens, charges and encumbrances incurred in the ordinary course of such party's business as conducted in the last five years which were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in its business.

           (c) Liens granted in connection with the acquisition of property by such party provided that (i) such liens secure payment of part of the purchase price of the property subject to such liens, and (ii) no such lien extends or shall extend to or cover any property of the Borrower or such Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon.

           (d) Liens imposed by law for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted.

          (e) Statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law or created in the ordinary course of business and in existence less than ninety days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

           (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits.

           (g) Easements, rights-of-way, covenants, consents, reservations, encroachments, variances and zoning and other charges or encumbrances which do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary.

           (h)      Liens (other than those described
 elsewhere in this Section), securing indebtedness in an amount not to exceed $5,000,000 in the aggregate.

          Section 6.5 Investments. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

           (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-I" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000.

           (b)      Any existing investment by the Borrower
 or any other Subsidiary in the stock of any Subsidiary.

           (c) Advances in the form of progress payments, prepaid rent or security deposits.

          Section 6.6 Dividends. The Borrower will not, during any fiscal year of the Borrower, pay any dividend (other than dividends or distributions payable solely in stock of the Borrower) on any shares of any class of stock of the Borrower or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly, if, after giving effect to such payment or distribution, the aggregate amount of such payments and distributions made during such fiscal year would exceed the consolidated net income (determined in accordance with GAAP) of the Borrower and its Subsidiaries during the fiscal year immediately preceding the year in which such payment or distribution is made.

          Section 6.7 Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of any Person with, or a conveyance or transfer of any Person's assets to, the Borrower so long as (i) the Borrower shall be the continuing or surviving entity, and (ii) no Default has occurred and is continuing or would result from such consolidation, merger or acquisition.


                         ARTICLE VII
                           DEFAULT

          Section  7.1  Events  of  Default.  Each   of   the
following shall constitute an "Event of Default":

           (a) The Borrower shall fail to pay when due any principal of or interest on the Loan, or any Loan Party shall fail to pay when due any other amount payable under any Loan Document.

           (b) Any representation, warranty, certification, or statement made or deemed made by any Loan Party (or any of its officers) in any Loan Document or in any certificate, financial statement, or other document delivered pursuant thereto shall be false, misleading, or incorrect in any material respect when made or deemed made.

           (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 6.1 or 6.3 of this Agreement.

           (d) Any Loan Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than a failure covered elsewhere in this Section 7.1) and such failure shall continue for a period of thirty
                (30)  days after notice thereof to such  Loan
                Party by the Bank.

          (e) Any Loan Party or any Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

           (f) Any voluntary proceeding under any Debtor Relief Law shall be commenced by any Loan Party or any Subsidiary; or any involuntary proceeding under any Debtor Relief Law shall be commenced by or against any Loan Party or any Subsidiary or any of their respective assets, and such proceeding shall not be dismissed within thirty (30) days after the commencement thereof; or an order for relief shall be entered against any Loan Party or any Subsidiary in any case under the United States Bankruptcy Code.

           (g) Any Loan Party or any Subsidiary shall fail to pay when due any principal of or interest on any indebtedness for borrowed money (other than the Note) having an outstanding principal amount greater than $100,000, whether as principal obligor, guarantor, or otherwise, or the maturity of any such indebtedness shall have been accelerated, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such indebtedness or any Person acting on behalf of such holder or holders to accelerate the maturity thereof.

           (h) Any judgment or order for the payment of money in excess of $100,000 shall be rendered against any Loan Party or any Subsidiary where either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect.

           (i) Any Loan Party shall dissolve, liquidate, or terminate its legal existence or shall convey, transfer, lease, or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any Person.

           (j) Any event or condition shall occur that could reasonably be expected to have a Material Adverse Effect.

          (k) A Change of Control shall occur with respect to the Borrower.

          Section 7.2 Remedies. If any Event of Default shall occur and be continuing, the Bank may do any one or more of the following:

            (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by the Borrower under the Loan documents immediately due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

           (b)      Interest Rate Adjustment. By notice to
 the Borrower, declare that the Note shall bear interest at the Floating Rate, in which case the Note shall thereafter bear interest at the Floating Rate (or the Default Rate based on such Floating Rate) from and after the date specified in such notice.

          (c)   Rights.   Exercise any  and  all  rights  and
     remedies afforded by applicable law or otherwise.

Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 7.1(f), the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts, payable by .the Borrower under the Loan Documents shall thereupon become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices of formalities of any kind, all of which are hereby expressly waived by the Borrower.


ARTICLE VIII
                        MISCELLANEOUS

          Section 8.1 Expenses. The Borrower shall on demand pay or reimburse the Bank for paying (a) all reasonable costs and expenses of the Bank, including the fees and disbursements of counsel for the Bank (including the allocated cost of internal counsel), in connection with the negotiation, preparation, execution and administration of the Load Documents, the preparation of any waiver or consent thereunder or any amendment thereof or any Default or alleged Default, and (b) if an Event of Default occurs, all costs and expenses incurred by the Bank, including the fees and disbursements of counsel (including the allocated cost of internal counsel), in connection with such Event of Default and any collection, bankruptcy, insolvency, and other enforcement proceedings resulting therefrom.

          Section 8.2 Indemnification. The Borrower agrees to indemnify the Bank and each affiliate thereof and their respective officers, directors, employees, attorneys, and agents (each an "Indemnified Person") from, and hold each of them harmless against all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses, including all fees and disbursements of counsel (including the allocated cost of internal counsel) (collectively the "Indemnified Liabilities"), which directly or indirectly arise from or relate to any Loan Document or any of the transactions contemplated thereby, but excluding any of the foregoing to the extent caused by the gross negligence or willful misconduct of the Indemnified Person. Without limiting any provision of any Load Document, it is the express intention of the parties hereto that each
Indemnified Person shall be indemnified from and held harmless against any and all Indemnified Liabilities arising out of or resulting from the sole or contributory negligence of the Indemnified Person.

          Section 8.3 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether the Bank shall have made any demand under the Loan Documents and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Bank may have.

          Section 8.4 No Waiver, Cumulative Remedies. Not failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

          Section 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. The Bank may at any time and from time to time (a) grant participating interests in the Note and this Agreement to any Persons, and (b) assign all or any portion of its rights and/or obligations under the Loan Documents to any Persons. All information provided by the
Borrower to the Bank may be furnished by the Bank to its affiliates and to any actual or proposed assignee or participant.

          Section 8.6 Amendment. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall be effective unless the same shall be agreed or consented to in writing by the Bank and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 8.7 Notices. All notices, requests, and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof. Each such notice, request, or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Bank shall not be effective until received.

          Section  8.8 Counterparts.  This Agreement  may  be
executed in one or more counterparts, each of which shall  be
deemed   an  original,  but  all  of  which  together   shall
constitute one and the same instrument.

          Section 8.9 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

          Section 8.10 Controlling Agreeement. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Bank shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Note or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Bank exceeds the Maximum Rate, the Bank may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and
  (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Note.

          Section 8.11 Survival. All representations and warranties made or deemed made by the Borrower in the Loan Documents shall survive the execution and delivery thereof and the making of the Loan, and no investigation by the Bank or any closing shall affect the representations and warranties by the Borrower or the right of the Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article III and Sections 8.1 and 8.2 shall survive repayment of the Note.

          Section 8.12 Governing Law. This Agreement and the Note shall be governed by and construed in accordance with, the laws of the State of Minnesota and the applicable laws of the State of Minnesota and the applicable laws of the United States of America.

          Section 8.13 Consent to Jurisdiction. The Borrow irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any other Loan Document may be brought in a court of record in Hennepin County in the State of Minnesota or in the Courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and
(iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

          Section 8.14 WAIVER OF JURY TRAIL. TO THE FULLEST EXTEST PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

          Section 8.15 Entire Agreement.  This written
Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Notice Address:                              AMERICAN
WOODMARK
3102 Shawnee Drive
CORPORATION
Winchester, Virginia 22601
Attention: Glenn Eanes
Telecopier: 540-665-9176
                                        By   Glenn Eanes
                                             Its  Treasurer



Notice Address:                              WELLS FARGO BANK, NATIONAL
Norwest Center, Third Floor                  ASSOCIATION
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0085
Attention:  Ann C. Pifer
Telecopier:  612-667-2276
                                        By   Douglas A. Lindstrom
                                             Its  Assistant
Vice President
M1:464170.05

                                                    Schedule 6.4

LEINS

Secured Party               Covered Property         Secured Amount

West Virginia         Real Estate at our Hardy      Original   $4,656,701
Economic              County Plant                  At 3/16/99 $5,026,237
Development           As defined in Deed of Lease
Authority             dated July 9, 1992 and subsequently
                      amended


West Virginia         Specific Equipment as listed  Original   $500,000
Economic              in loan                       At 3/16/99 $490,342
Development           Between American Woodmark
Authority             Corporation and West Virginia
                      Economic Development Authority dated
                      11/20/98


NationsBank           Real Estate and Personal      Original   $4,000,000
                      Property as                   At 3/16/99 $  925,000
                      Defined in the Industrial Revenue Bonds
                      Loan documents for the County
                      of Mohave Arizona and American Woodmark
                      Corporation dated 12/9/86


NationsBank           Real Estate and Personal      Original   $8,000,000
                      Property as                   At 3/16/99 $4,000,000
                      Defined in the Industrial Revenue Bonds
                      Loan documents for Stephens
                      County  Georgia and American Woodmark
                      Corporation dated 12/17/87

                                                   Exhibit A

                       PROMISSORY NOTE

$2,500,000                                     March 23, 1999

     For value received, American Woodmark Corporation, a Virginia corporation, promises to pay to the order of Wells Fargo Bank, National Association, a national banking association (the "Bank"), at its main office in San Francisco, California, or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand ($2,500,000), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates determined pursuant to the Credit Agreement of even date herewith between the Borrower and the Bank (together with all amendments, modifications and restatements thereof, the "Credit Agreement").

          This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides (among other things) for the amount and date of payments of principal and interest required hereunder and for the acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined therein).

          The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                        AMERICAN WOODMARK
                                              CORPORATION

                                        By___________________

                                        Its__________________

M1:464170.05

                                                   Exhibit B

COMPLIANCE CERTIFICATE

                                                       ,

Wells Fargo Bank, National Association
c/o Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota.55479-0085

Compliance Certificate

Ladies and Gentlemen:

          Reference is made to the Credit Agreement (the
"Credit Agreement") dated March 23, 1999, entered into between Wells Fargo Bank, National Association and American
Woodmark Corporation (the "Borrower").

          All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          This is a Compliance Certificate submitted in connection with the Borrower's financial statements (the "Statements") as of , __________ (the "Effective Date").
          I hereby certify to you as follows:

     1. I am the chief financial office of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower.

     2. The Statements, and the computations below, have been prepared in accordance with generally accepted accounting principles applied on a basis that is consistent with the accounting practices reflected in the annual financial statements of the Borrower previously delivered to you.

     3. The following computations set forth the Borrower's compliance or non-compliance with the requirements set forth in Sections 6.3 of the Credit Agreement as of the Effective
          Date:

Section 6.3(b) Consolidate Funded Debt to Consolidated Total
Capitalization

          Interest-bearing Funded Debt                 $

          Capital lease obligations                    $

          Consolidated Funded Debt                     $

          Consolidated Shareholders Equity             $

          Consolidate Total Capitalization             $

           Consolidated  Debt  to Total Capitalization  Ratio ____  to 1

           Maximum  Consolidated Debt to Total Capitalization Ratio 0.40 to 1

          Section 6.3(b) Consolidated Leverage Ratio

               Consolidated Pretax Income         $

               Interest Expense                   $

               Depreciation                       $

               Amortization                       $

               Extraordinary items                $

               Non-cash items                     $

          EBITDA                                  $

          Consolidated Leverage Ratio

          Consolidated Funded Debt to EBITDA      ____  to 1

           Maximum Consolidated Leverage Ratio 3.00 to 1

          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of, the financial covenants referred to above.

          4.    I  have no knowledge of the occurrence of  any
                Default under the Credit Agreement,  except  as
                set  forth   in   the attachments, if any, hereto.

                                        Very truly yours,

                                        AMERICAN WOODMARK
                                               CORPORATION

                                        By   _________________________

                                             Its _____________________
M1:464170.05
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